Exhibit 23.2



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in Registration Statement No. 333-12365 of Seneca Foods Corporation and subsidiaries on Form S-8 of our reports dated May 21, 2003, appearing in and incorporated by reference in the Annual Report on Form 10-K of Seneca Foods Corporation and subsidiaries for the year ended March 31, 2004.



/s/Deloitte & Touche LLP

Rochester, New York
June 11, 2004